Exhibit 99.1

CONTACTS:	Dennis M. Oates	Michael D. Bornak	June Filingeri
	Chairman,	VP Finance, CFO	President
	President and CEO	and Treasurer	Comm-Partners LLC
	(412) 257-7609	(412) 257-7606	(203) 972-0186

FOR IMMEDIATE RELEASE

UNIVERSAL STAINLESS POSTS SOLID FOURTH QUARTER 2014 RESULTS

•	Net Sales of $53.0 Million Are Up 31% from 2013 Fourth Quarter; Full Year Sales Rise 14%

•	Gross Margin at 16.8% of Net Sales is Highest in 10 Quarters

•	Net Income Totals $1.7 Million, or $0.24 per Diluted Share

•	Full Year EPS is $0.57; Includes $0.12 of Tax Charges

•	Year-end 2014 Backlog Increases to $61.1 Million, 31% Higher than at Year-end 2013

BRIDGEVILLE, PA, January 28, 2015 – Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) today reported that net sales for the fourth quarter of 2014 were $53.0 million, which is 31% higher than the fourth quarter of 2013, and is in line with third quarter 2014 net sales of $53.6 million. For the full year of 2014, net sales increased 14% to $205.6 million compared with $180.8 million in 2013. Sales of premium alloys also increased 8% sequentially, 26% from the fourth quarter of 2013, and 30% for the full year as compared to 2013.

Net sales increased significantly in all of the Company’s targeted end markets, with aerospace sales up 40%, power generation sales up 16%, oil & gas sales up 53%, and heavy equipment sales up 27% compared with the fourth quarter of 2013. Fourth quarter 2014 net sales also increased sequentially from the third quarter of 2014 in all the Company’s targeted end markets, with the exception of oil and gas. The Company’s backlog (before surcharges) at year-end 2014 was $61.1 million, remaining level with $60.8 million at the end of the 2014 third quarter, and 31% higher than $46.8 million at the end of 2013.

The Company’s gross margin for the fourth quarter of 2014 was $8.9 million, or 16.8% of net sales, the highest level in 2014. The Company’s gross margin was $1.5 million, or 3.7% of sales, in the fourth quarter of 2013. For the full year, the Company’s gross margin was $32.0 million, or 15.6% of net sales, more than double its gross margin for full year 2013 of $13.9 million, or 7.7% of net sales.

Operating income for the fourth quarter of 2014 was $3.1 million, matching $3.1 million in third quarter of 2014. In the fourth quarter of 2013, the Company reported an operating loss of $2.6 million. On a full year basis, the Company posted operating income of $10.9 million compared to an operating loss of $4.0 million for 2013.

Net income for the fourth quarter of 2014 was $1.7 million, or $0.24 per diluted share, and included $0.03 per diluted share of favorable year-end tax adjustments, which were primarily related to the recently extended R&D tax credits. For the third quarter of 2014, net income was $1.4 million, or $0.20 per diluted share. In the fourth quarter of 2013, the Company recorded a net loss of $2.9 million, or $0.41 per diluted share.

For full year 2014, the Company’s net income increased to $4.1 million, or $0.57 per diluted share, which included two discrete tax charges in the first quarter of 2014 totaling $0.12 per diluted share. For full year 2013, the Company reported a net loss of $4.1 million, or $0.58 per diluted share.

For the fourth quarter of 2014, the Company generated cash from operations of $8.5 million. At December 31, 2014, total debt was $86.9 million, compared with $89.8 million at the end of 2013. Debt to total capitalization was 29.9% at the end of 2014.

Chairman, President and CEO Dennis Oates commented: “Our solid fourth quarter results capped a year of strong recovery for our company as we grew our top-line, improved our margins and returned to full profitability. Our management team, which we have deepened over the past year, focused on execution in every quarter, including the seasonally slow fourth quarter, with positive results. Among the highlights of the fourth quarter, we realized the highest sales dollar per pound in our history as we made further progress in moving to higher value added products. Our sales mix combined with improved cost performance and yields contributed to our fourth quarter gross margin of 16.8%, the highest in over two years, despite lower surcharges, which were primarily impacted by the decline in nickel prices at the end of the year.

“As we enter 2015, we see encouraging levels of business in all of our end markets, with the exception of oil & gas. We intend to pursue all market opportunities as part of our broader and ongoing effort to move our company to higher value products.”

Webcast

The Company has scheduled a conference call for today, January 28, at 8:30 a.m. (Eastern) to discuss fourth quarter 2014 results. A simultaneous webcast will be available on the Company’s website at www.univstainless.com, and thereafter archived on the website through the end of the first quarter of 2015.

About Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, PA, manufactures and markets semi-finished and finished specialty steels, including stainless steel, nickel alloys, tool steel and certain other alloyed steels. The Company’s products are used in a variety of industries, including aerospace, power generation, oil and gas, and heavy equipment manufacturing. Established in 1994, the Company, with its experience, technical expertise, and dedicated workforce, stands committed to providing the best quality, delivery, and service possible. More information is available at www.univstainless.com.

Forward-Looking Information Safe Harbor

Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among others, the concentrated nature of the Company’s customer base to date and the Company’s dependence on its significant customers; the receipt, pricing and timing of future customer orders; changes in product mix; the limited number of raw material and energy suppliers and significant fluctuations that may occur in raw material and energy prices; risks related to property, plant and equipment, including the Company’s reliance on the continuing operation of critical manufacturing equipment; risks associated with labor matters; the Company’s ongoing requirement for continued compliance with laws and regulations, including applicable safety and environmental regulations; the ultimate outcome of the Company’s current and future litigation and matters; risks related to acquisitions that the Company may make; and the impact of various economic, credit and market risk uncertainties. Many of these factors are not within the Company’s control and involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from any future performance suggested herein. Any unfavorable change in the foregoing or other factors could have a material adverse effect on the Company’s business, financial condition and results of operations. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company’s control. Certain of these risks and other risks are described in the Company’s filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

-TABLES FOLLOW -

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

FINANCIAL HIGHLIGHTS

(Dollars in Thousands, Except Per Share Information)

(Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net Sales
Stainless steel	$39,566	$31,580	$159,799	$137,383
High-strength low alloy steel	5,066	3,063	16,853	17,894
Tool steel	5,365	4,161	16,680	18,112
High-temperature alloy steel	1,725	1,034	6,295	4,277
Conversion services and other sales	1,236	448	5,933	3,102

Total net sales	52,958	40,286	205,560	180,768

Cost of products sold	44,049	38,798	173,538	166,888

Gross margin	8,909	1,488	32,022	13,880

Selling, general and administrative expenses	5,805	4,070	21,122	17,885

Operating income (loss)	3,104	(2,582)	10,900	(4,005)

Interest expense	(665)	(631)	(3,035)	(2,598)
Deferred financing amortization	(160)	(133)	(644)	(444)
Other (expense) income	(21)	—	(22)	481

Income (loss) before income taxes	2,258	(3,346)	7,199	(6,566)

Provision (benefit) for income taxes	553	(477)	3,149	(2,504)

Net income (loss)	$1,705	$(2,869)	$4,050	$(4,062)

Net income (loss) per common share - Basic	$0.24	$(0.41)	$0.58	$(0.58)

Net income (loss) per common share - Diluted*	$0.24	$(0.41)	$0.57	$(0.58)

Weighted average shares of common stock outstanding
Basic	7,040,086	6,973,382	7,031,539	6,950,976
Diluted	7,522,554	6,973,382	7,116,431	6,950,976

*	The three months ended December 31, 2014 diluted earnings per common share has been adjusted for $128 related to interest expense on convertible notes.

MARKET SEGMENT INFORMATION

	Three Months Ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Net Sales
Service centers	$36,639	$23,499	$137,298	$115,859
Forgers	5,199	5,504	24,918	21,254
Rerollers	4,872	7,364	21,129	27,021
Original equipment manufacturers	5,012	3,471	16,282	13,532
Conversion services and other sales	1,236	448	5,933	3,102

Total net sales	$52,958	$40,286	$205,560	$180,768

Tons shipped	9,408	8,449	38,869	36,477

MELT TYPE INFORMATION

	Three Months Ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Net Sales
Specialty alloys	$48,163	$37,013	$185,811	$167,040
Premium alloys *	3,559	2,825	13,816	10,626
Conversion services and other sales	1,236	448	5,933	3,102

Total net sales	$52,958	$40,286	$205,560	$180,768

END MARKET INFORMATION **

	Three Months Ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Net Sales
Aerospace	$32,078	$22,893	$120,947	$102,341
Power generation	5,821	5,003	23,498	21,671
Oil & gas	4,694	3,059	19,470	18,880
Heavy equipment	5,819	4,587	18,147	19,788
General industrial, conversion services and other sales	4,546	4,744	23,498	18,088

Total net sales	$52,958	$40,286	$205,560	$180,768

*	Premium alloys represent all vacuum induction melted (VIM) products.
**	The majority of our products are sold to service centers/processors rather than the ultimate end market customers. The end market information in this press release is our estimate based upon our knowledge of our customers and the grade of material sold to them, that they will in-turn sell to the ultimate end market customer.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,
	2014	2013
Assets

Cash	$142	$307
Accounts receivable, net	29,057	21,447
Inventory, net	101,070	82,593
Deferred income taxes	10,175	13,042
Other current assets	2,681	3,906

Total current assets	143,125	121,295
Property, plant and equipment, net	199,795	203,590
Goodwill	20,268	20,268
Other long-term assets	1,861	2,771

Total assets	$365,049	$347,924

Liabilities and Stockholders’ Equity

Accounts payable	$25,009	$14,288
Accrued employment costs	6,011	3,430
Current portion of long-term debt	3,000	3,000
Other current liabilities	861	1,023

Total current liabilities	34,881	21,741
Long-term debt	83,875	86,796
Deferred income taxes	42,475	42,532
Other long-term liabilities	63	397

Total liabilities	161,294	151,466
Stockholders’ equity	203,755	196,458

Total liabilities and stockholders’ equity	$365,049	$347,924

CONSOLIDATED STATEMENTS OF CASH FLOW

	Year Ended December 31,
	2014	2013

Operating activities:
Net income (loss)	$4,050	$(4,062)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	17,476	16,280
Deferred income tax	2,810	(2,998)
Share-based compensation expense, net	1,957	1,827
Changes in assets and liabilities:
Accounts receivable, net	(7,610)	3,334
Inventory, net	(20,075)	11,934
Accounts payable	10,721	3,678
Accrued employment costs	2,581	(1,241)
Income taxes	515	494
Other, net	340	(340)

Net cash provided by operating activities	12,765	28,906

Investing activity:
Capital expenditures	(11,173)	(11,789)

Net cash used in investing activity	(11,173)	(11,789)

Financing activities:
Borrowings under revolving credit facility	103,785	76,784
Payments on revolving credit facility	(103,706)	(92,230)
Payments on term loan facility	(3,000)	(1,500)
Proceeds from the issuance of common stock	1,039	1,117
Payment of deferred financing costs	—	(1,165)
Tax benefit from share-based payment arrangements	125	—
Purchase of treasury stock	—	(137)

Net cash used in financing activities	(1,757)	(17,131)

Net decrease in cash	(165)	(14)
Cash at beginning of period	307	321

Cash at end of period	$142	$307